Pricing Supplement	Filed Pursuant to Rule 424(b)(8)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	June 26, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: June 29, 2007

•	Initial valuation date: June 26, 2007

•	Final valuation date: December 21, 2007

•	Maturity date: December 27, 2007

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.19%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Anadarko Petroleum Corporation	$51.23	PS-7	APC	$2,000,000	9.250%	85.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-682	06738GBX7/ US06738GBX79
Best Buy Co., Inc.	$44.99	PS-9	BBY	$2,500,000	9.350%	85.00%	98.375%	$2,459,375	1.625%	$40,625.00	E-684	06738GBZ2/ US06738GBZ28
Baker Hughes Incorporated	$84.96	PS-11	BHI	$2,000,000	9.000%	85.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-685	06738GCA6/ US06738GCA67
BJ Services Company	$27.73	PS-13	BJS	$4,000,000	10.500%	80.00%	98.375%	$3,935,000	1.625%	$65,000.00	E-686	06738GCB4/ US06738GCB41
Peabody Energy Corporation	$45.72	PS-15	BTU	$1,000,000	11.000%	80.00%	98.375%	$983,750	1.625%	$16,250.00	E-687	06738GCC2/ US06738GCC24
Boyd Gaming Corporation	$48.98	PS-17	BYD	$1,500,000	9.750%	80.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-688	06738GCD0/ US06738GCD07
Continental Airlines, Inc.	$32.63	PS-19	CAL	$2,000,000	16.750%	70.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-689	06738GCE8/ US06738GCE89
Century Aluminum Company	$53.39	PS-21	CENX	$1,000,000	9.750%	75.00%	98.375%	$983,750	1.625%	$16,250.00	E-690	06738GCF5/ US06738GCF54
Commercial Metals Company	$33.12	PS-23	CMC	$1,500,000	11.250%	80.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-691	06738GCG3/ US06738GCG38
Corus Bankshares, Inc.	$17.07	PS-25	CORS	$2,000,000	15.750%	75.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-693	06738GCJ7/ US06738GCJ76
Deere & Company	$120.57	PS-27	DE	$2,500,000	9.000%	80.00%	98.375%	$2,459,375	1.625%	$40,625.00	E-694	06738GCK4/ US06738GCK40
Diamond Offshore Drilling, Inc.	$100.50	PS-29	DO	$2,500,000	9.000%	80.00%	98.375%	$2,459,375	1.625%	$40,625.00	E-695	06738GCL2/ US06738GCL23
Devon Energy Corporation	$76.49	PS-31	DVN	$1,000,000	9.250%	85.00%	98.375%	$983,750	1.625%	$16,250.00	E-696	06738GCM0/ US06738GCM06
Elan Corporation, plc	$22.00	PS-33	ELN	$1,000,000	19.500%	75.00%	98.375%	$983,750	1.625%	$16,250.00	E-697	06738GCN8/ US06738GCN88
Evergreen Solar, Inc.	$8.64	PS-35	ESLR	$1,500,000	19.250%	75.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-698	06738GCP3/ US06738GCP37
Grant Prideco, Inc.	$54.51	PS-37	GRP	$3,000,000	11.500%	80.00%	98.375%	$2,951,250	1.625%	$48,750.00	E-699	06738GCQ1/ US06738GCQ10

Humana, Inc.	$61.23	PS-39	HUM	$3,500,000	10.000%	80.00%	98.375%	$3,443,125	1.625%	$56,875.00	E-700	06738GCR9/ US06738GCR92
IndyMac Bancorp, Inc.	$31.28	PS-41	IMB	$1,500,000	17.250%	80.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-701	06738GCS7/ US06738GCS75
US Airways Group, Inc.	$28.26	PS-43	LCC	$2,000,000	14.750%	70.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-703	06738GCU2/ US06738GCU22
Noble Energy, Inc.	$60.72	PS-45	NBL	$1,000,000	9.150%	85.00%	98.375%	$983,750	1.625%	$16,250.00	E-704	06738GCV0/ US06738GCV05
Nabors Industries Ltd.	$33.70	PS-47	NBR	$1,000,000	9.500%	80.00%	98.375%	$983,750	1.625%	$16,250.00	E-705	06738GCW8/ US06738GCW87
Noble Corporation	$95.59	PS-49	NE	$2,000,000	9.500%	80.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-706	06738GCX6/ US06738GCX60
Parker Drilling Company	$10.67	PS-51	PKD	$2,500,000	15.500%	75.00%	98.375%	$2,459,375	1.625%	$40,625.00	E-708	06738GCZ1/ US06738GCZ19
Transocean Inc.	$104.28	PS-53	RIG	$1,000,000	9.250%	85.00%	98.375%	$983,750	1.625%	$16,250.00	E-709	06738GDA5/ US06738GDA58
SiRF Technology Holdings, Inc.	$20.92	PS-55	SIRF	$2,000,000	15.750%	70.00%	98.375%	$1,967,500	1.625%	$32,500.00	E-711	06738GDC1/ US06738GDC15
Saks Incorporated	$20.98	PS-57	SKS	$1,000,000	9.500%	85.00%	98.375%	$983,750	1.625%	$16,250.00	E-712	06738GDD9/ US06738GDD97
Standard Pacific Corp.	$18.02	PS-59	SPF	$1,500,000	16.400%	75.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-714	06738GDF4/ US06738GDF46
Titanium Metals Corporation	$31.00	PS-61	TIE	$3,000,000	17.750%	80.00%	98.375%	$2,951,250	1.625%	$48,750.00	E-715	06738GDG2/ US06738GDG29
Valero Energy Corporation	$74.66	PS-63	VLO	$3,000,000	9.500%	80.00%	98.375%	$2,951,250	1.625%	$48,750.00	E-717	06738GDJ6/ US06738GDJ67
Whirlpool Corporation	$111.00	PS-65	WHR	$1,500,000	9.000%	80.00%	98.375%	$1,475,625	1.625%	$24,375.00	E-718	06738GDK3/ US06738GDK31

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 3.01 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2006. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China, Venezuela and Qatar, a development project in Brazil and is executing strategic exploration programs in several other countries. The Company markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company engages in the hard minerals business through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.70	$26.55	$27.02
September 28, 2001	$30.00	$21.55	$24.04
December 31, 2001	$30.88	$23.00	$28.43
March 29, 2002	$29.28	$21.85	$28.22
June 28, 2002	$29.07	$23.13	$24.65
September 30, 2002	$24.68	$18.40	$22.27
December 31, 2002	$25.25	$20.85	$23.95
March 31, 2003	$24.51	$20.97	$22.75
June 30, 2003	$25.20	$21.80	$22.24
September 30, 2003	$22.75	$20.14	$20.88
December 31, 2003	$25.86	$20.42	$25.51
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 26, 2007*	$55.82	$43.00	$51.23

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $51.23

Protection level: 85.00%

Protection price: $43.55

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.519813

Coupon: 9.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.70% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.35%
+ 90%	4.625%	90.35%
+ 80%	4.625%	80.35%
+ 70%	4.625%	70.35%
+ 60%	4.625%	60.35%
+ 50%	4.625%	50.35%
+ 40%	4.625%	40.35%
+ 30%	4.625%	30.35%
+ 20%	4.625%	20.35%
+ 10%	4.625%	10.35%
+ 5%	4.625%	5.35%

0%	4.625%	0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	- 0.375%	- 4.65%
- 10%	4.625%	- 5.375%	- 9.65%
- 20%	N/A	-15.375%	-19.65%
- 30%	N/A	-25.375%	-29.65%
- 40%	N/A	-35.375%	-39.65%
- 50%	N/A	-45.375%	-49.65%
- 60%	N/A	-55.375%	-59.65%
- 70%	N/A	-65.375%	-69.65%
- 80%	N/A	-75.375%	-79.65%
- 90%	N/A	-85.375%	-89.65%
-100%	N/A	-95.375%	-99.65%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

The linked share’s SEC file number is 001-09595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$29.13	$15.40	$28.23
September 28, 2001	$31.07	$17.79	$20.20
December 31, 2001	$33.42	$18.93	$33.10
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 26, 2007*	$49.92	$44.24	$44.99

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $44.99

Protection level: 85.00%

Protection price: $38.24

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.227162

Coupon: 9.35% per annum

Maturity: December 27, 2007

Dividend yield: 0.84% per annum

Coupon amount per monthly: $7.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.675%	100.42%
+ 90%	4.675%	90.42%
+ 80%	4.675%	80.42%
+ 70%	4.675%	70.42%
+ 60%	4.675%	60.42%
+ 50%	4.675%	50.42%
+ 40%	4.675%	40.42%
+ 30%	4.675%	30.42%
+ 20%	4.675%	20.42%
+ 10%	4.675%	10.42%
+ 5%	4.675%	5.42%

0%	4.675%	0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.675%	- 0.325%	- 4.58%
- 10%	4.675%	- 5.325%	- 9.58%
- 20%	N/A	-15.325%	-19.58%
- 30%	N/A	-25.325%	-29.58%
- 40%	N/A	-35.325%	-39.58%
- 50%	N/A	-45.325%	-49.58%
- 60%	N/A	-55.325%	-59.58%
- 70%	N/A	-65.325%	-69.58%
- 80%	N/A	-75.325%	-79.58%
- 90%	N/A	-85.325%	-89.58%
-100%	N/A	-95.325%	-99.58%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of products and technology services and systems to the worldwide oil and natural gas industry, including products and services for drilling, formation evaluation, completion and production of oil and natural gas wells.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry. T

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$41.55	$32.45	$33.50
September 28, 2001	$37.00	$25.80	$28.95
December 31, 2001	$38.49	$27.50	$36.47
March 29, 2002	$39.95	$30.50	$38.25
June 28, 2002	$39.44	$33.17	$33.29
September 30, 2002	$33.62	$22.60	$29.03
December 31, 2002	$34.37	$25.60	$32.19
March 31, 2003	$33.54	$28.26	$29.93
June 30, 2003	$36.15	$27.00	$33.57
September 30, 2003	$34.33	$29.24	$29.59
December 31, 2003	$33.08	$26.90	$32.16
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 26, 2007*	$89.95	$65.69	$84.96

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $84.96

Protection level: 85.00%

Protection price: $72.22

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.770245

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.61% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.50%	100.31%
+ 90%	4.50%	90.31%
+ 80%	4.50%	80.31%
+ 70%	4.50%	70.31%
+ 60%	4.50%	60.31%
+ 50%	4.50%	50.31%
+ 40%	4.50%	40.31%
+ 30%	4.50%	30.31%
+ 20%	4.50%	20.31%
+ 10%	4.50%	10.31%
+ 5%	4.50%	5.31%

0%	4.50%	0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 4.69%
- 10%	4.50%	- 5.50%	- 9.69%
- 20%	N/A	-15.50%	-19.69%
- 30%	N/A	-25.50%	-29.69%
- 40%	N/A	-35.50%	-39.69%
- 50%	N/A	-45.50%	-49.69%
- 60%	N/A	-55.50%	-59.69%
- 70%	N/A	-65.50%	-69.69%
- 80%	N/A	-75.50%	-79.69%
- 90%	N/A	-85.50%	-89.69%
-100%	N/A	-95.50%	-99.69%

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection. During the year ended September 30, 2006, the Company generated approximately 85% of its revenue from pressure pumping services and 15% from the oilfield services group. Over the same period, the Company generated approximately 60% of our revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$20.93	$13.88	$14.19
September 28, 2001	$14.40	$7.30	$8.90
December 31, 2001	$17.03	$8.43	$16.23
March 29, 2002	$17.95	$12.65	$17.24
June 28, 2002	$19.75	$15.88	$16.94
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 30, 2007	$29.00	$25.55	$27.90
June 26, 2007*	$31.26	$27.62	$27.73

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJS

Initial price: $27.73

Protection level: 80.00%

Protection price: $22.18

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.062027

Coupon: 10.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.72% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.25%	100.36%
+ 90%	5.25%	90.36%
+ 80%	5.25%	80.36%
+ 70%	5.25%	70.36%
+ 60%	5.25%	60.36%
+ 50%	5.25%	50.36%
+ 40%	5.25%	40.36%
+ 30%	5.25%	30.36%
+ 20%	5.25%	20.36%
+ 10%	5.25%	10.36%
+ 5%	5.25%	5.36%

0%	5.25%	0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	- 4.64%
- 10%	5.25%	- 4.75%	- 9.64%
- 20%	5.25%	-14.75%	-19.64%
- 30%	N/A	-24.75%	-29.64%
- 40%	N/A	-34.75%	-39.64%
- 50%	N/A	-44.75%	-49.64%
- 60%	N/A	-54.75%	-59.64%
- 70%	N/A	-64.75%	-69.64%
- 80%	N/A	-74.75%	-79.64%
- 90%	N/A	-84.75%	-89.64%
-100%	N/A	-94.75%	-99.64%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
June 26, 2007*	$55.76	$39.96	$45.72

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $45.72

Protection level: 80.00%

Protection price: $36.58

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.872266

Coupon: 11.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.52% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.50%	100.26%
+ 90%	5.50%	90.26%
+ 80%	5.50%	80.26%
+ 70%	5.50%	70.26%
+ 60%	5.50%	60.26%
+ 50%	5.50%	50.26%
+ 40%	5.50%	40.26%
+ 30%	5.50%	30.26%
+ 20%	5.50%	20.26%
+ 10%	5.50%	10.26%
+ 5%	5.50%	5.26%

0%	5.50%	0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	- 4.74%
- 10%	5.50%	- 4.50%	- 9.74%
- 20%	5.50%	-14.50%	-19.74%
- 30%	N/A	-24.50%	-29.74%
- 40%	N/A	-34.50%	-39.74%
- 50%	N/A	-44.50%	-49.74%
- 60%	N/A	-54.50%	-59.74%
- 70%	N/A	-64.50%	-69.74%
- 80%	N/A	-74.50%	-79.74%
- 90%	N/A	-84.50%	-89.74%
-100%	N/A	-94.50%	- 99.74%

Boyd Gaming Corporation

According to publicly available information, Boyd Gaming Corporation (the “Company”) is a multi-jurisdictional gaming company that has been operating for approximately 30 years. As of December 31, 2006, the Company wholly-owned and operated 16 casino facilities located in eight distinct gaming markets in five states. As of December 31, 2006, the Company owned an aggregate of approximately 850,000 square feet of casino space, containing approximately 23,500 slot machines, 500 table games and 7,500 hotel rooms. The Company derive the majority of its gross revenues from our gaming operations, which produced 74%, 74% and 75%, respectively, of gross revenues for the years ended December 31, 2006, 2005 and 2004. Food and beverage gross revenues, which produced 12.5%, 13.0% and 12.7%, respectively, of gross revenues for the years ended December 31, 2006, 2005 and 2004, represent the only other revenue source which produced more than 10% of gross revenues during these periods.

The linked share’s SEC file number is 001-12882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$5.89	$3.25	$5.75
September 28, 2001	$6.30	$3.50	$4.45
December 31, 2001	$6.69	$4.01	$6.50
March 29, 2002	$15.12	$6.12	$15.04
June 28, 2002	$16.84	$11.40	$14.40
September 30, 2002	$19.14	$12.00	$18.67
December 31, 2002	$18.80	$11.00	$14.05
March 31, 2003	$14.76	$11.13	$12.75
June 30, 2003	$17.39	$12.35	$17.26
September 30, 2003	$18.40	$14.60	$15.26
December 31, 2003	$17.00	$13.12	$16.14
March 31, 2004	$23.30	$15.74	$22.89
June 30, 2004	$27.28	$21.27	$26.57
September 30, 2004	$28.29	$24.19	$28.15
December 31, 2004	$42.50	$27.35	$41.65
March 31, 2005	$58.65	$37.75	$52.15
June 30, 2005	$59.25	$47.75	$51.13
September 30, 2005	$54.99	$39.34	$43.12
December 30, 2005	$50.59	$37.35	$47.66
March 31, 2006	$50.72	$41.50	$49.94
June 30, 2006	$54.72	$37.63	$40.36
September 29, 2006	$40.21	$33.10	$38.44
December 29, 2006	$48.07	$38.05	$45.31
March 30, 2007	$49.73	$43.88	$47.64
June 26, 2007*	$54.08	$44.62	$48.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BYD

Initial price: $48.98

Protection level: 80.00%

Protection price: $39.18

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.416497

Coupon: 9.75% per annum

Maturity: December 27, 2007

Dividend yield: 1.13% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

Final Level (% Change)
	6-Month Total Return
	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.875%	100.57%
+ 90%	4.875%	90.57%
+ 80%	4.875%	80.57%
+ 70%	4.875%	70.57%
+ 60%	4.875%	60.57%
+ 50%	4.875%	50.57%
+ 40%	4.875%	40.57%
+ 30%	4.875%	30.57%
+ 20%	4.875%	20.57%
+ 10%	4.875%	10.57%
+ 5%	4.875%	5.57%

0%	4.875%	0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	- 0.125%	- 4.43%
- 10%	4.875%	- 5.125%	- 9.43%
- 20%	4.875%	-15.125%	-19.43%
- 30%	N/A	-25.125%	-29.43%
- 40%	N/A	-35.125%	-39.43%
- 50%	N/A	-45.125%	-49.43%
- 60%	N/A	-55.125%	-59.43%
- 70%	N/A	-65.125%	-69.43%
- 80%	N/A	-75.125%	-79.43%
- 90%	N/A	-85.125%	-89.43%
-100%	N/A	-95.125%	-99.43%

Continental Airlines, Inc

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2006. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,700 daily departures. As of December 31, 2006, the Company flew to 136 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of December 31, 2006. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 40 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$51.95	$38.70	$49.25
September 28, 2001	$52.32	$12.35	$15.00
December 31, 2001	$27.50	$14.85	$26.21
March 29, 2002	$35.20	$25.74	$28.32
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 26, 2007*	$44.10	$32.52	$32.63

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $32.63

Protection level: 70.00%

Protection price: $22.84

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.646644

Coupon: 16.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.375%	100.00%
+ 90%	8.375%	90.00%
+ 80%	8.375%	80.00%
+ 70%	8.375%	70.00%
+ 60%	8.375%	60.00%
+ 50%	8.375%	50.00%
+ 40%	8.375%	40.00%
+ 30%	8.375%	30.00%
+ 20%	8.375%	20.00%
+ 10%	8.375%	10.00%
+ 5%	8.375%	5.00%

0%	8.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	- 5.00%
- 10%	8.375%	- 1.625%	-10.00%
- 20%	8.375%	-11.625%	-20.00%
- 30%	8.375%	-21.625%	-30.00%
- 40%	N/A	-31.625%	-40.00%
- 50%	N/A	-41.625%	-50.00%
- 60%	N/A	-51.625%	-60.00%
- 70%	N/A	-61.625%	-70.00%
- 80%	N/A	-71.625%	-80.00%
- 90%	N/A	-81.625%	-90.00%
-100%	N/A	-91.625%	-100.00%

Century Aluminum Company

According to publicly available information, Century Aluminum Company (“the Company”) produces primary aluminum. Aluminum is an internationally traded commodity, and its price is effectively determined on the London Metal Exchange. The Company’s primary aluminum facilities produce value-added and standard-grade primary aluminum products. The Company is the third largest primary aluminum producer in North America, behind ALCOA Inc. and Alcan Inc. In April 2004, the Company acquired Nordural, an Icelandic primary aluminum facility which became their first production facility located outside of the United States. The Company produced approximately 680,000 metric tons of primary aluminum in 2006 with net sales of approximately $1.6 billion. The Company’s current primary aluminum production capacity is 745,000 metric tons per year.

The linked share’s SEC file number is 000-27918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$23.06	$14.19	$16.04
September 28, 2001	$20.35	$7.40	$8.01
December 31, 2001	$16.12	$8.10	$13.36
March 29, 2002	$16.50	$11.00	$16.25
June 28, 2002	$17.51	$12.70	$14.89
September 30, 2002	$15.19	$6.71	$6.96
December 31, 2002	$8.60	$5.70	$7.41
March 31, 2003	$7.65	$5.61	$6.35
June 30, 2003	$7.61	$5.82	$7.03
September 30, 2003	$12.71	$6.90	$10.85
December 31, 2003	$22.25	$10.41	$19.01
March 31, 2004	$29.70	$19.15	$28.23
June 30, 2004	$29.40	$18.64	$24.79
September 30, 2004	$28.00	$21.73	$27.73
December 31, 2004	$29.10	$22.42	$26.26
March 31, 2005	$34.70	$23.70	$30.26
June 30, 2005	$32.18	$20.17	$20.40
September 30, 2005	$27.60	$20.00	$22.48
December 30, 2005	$26.79	$17.82	$26.21
March 31, 2006	$44.50	$26.14	$42.45
June 30, 2006	$56.57	$31.29	$35.69
September 29, 2006	$39.16	$29.65	$33.65
December 29, 2006	$47.32	$30.31	$44.65
March 30, 2007	$49.83	$38.65	$46.88
June 26, 2007*	$58.60	$46.66	$53.39

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CENX

Initial price: $53.39

Protection level: 75.00%

Protection price: $40.04

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.730099

Coupon: 9.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.875%	100.00%
+ 90%	4.875%	90.00%
+ 80%	4.875%	80.00%
+ 70%	4.875%	70.00%
+ 60%	4.875%	60.00%
+ 50%	4.875%	50.00%
+ 40%	4.875%	40.00%
+ 30%	4.875%	30.00%
+ 20%	4.875%	20.00%
+ 10%	4.875%	10.00%
+ 5%	4.875%	5.00%

0%	4.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	- 0.125%	- 5.00%
- 10%	4.875%	- 5.125%	-10.00%
- 20%	4.875%	-15.125%	-20.00%
- 30%	N/A	-25.125%	-30.00%
- 40%	N/A	-35.125%	-40.00%
- 50%	N/A	-45.125%	-50.00%
- 60%	N/A	-55.125%	-60.00%
- 70%	N/A	-65.125%	-70.00%
- 80%	N/A	-75.125%	-80.00%
- 90%	N/A	-85.125%	-90.00%
-100%	N/A	-95.125%	-100.00%

Commercial Metals Company

According to publicly available information, Commercial Metals Company (the “Company”) manufactures, recycles, markets and distributes steel and metal products and related materials and services through a network of locations located throughout the United States and internationally. The Company considers its business to be organized into five segments: domestic mills, CMCZ (our Polish mill CMC Zawiercie S.A. and related operations), domestic fabrication, recycling and marketing and distribution.

The Company were incorporated in 1946 in the State of Delaware. Its predecessor company, a metals recycling business, has existed since approximately 1915. The Company maintains its executive offices at 6565 MacArthur Boulevard in Irving, Texas, telephone number (214) 689-4300. n.

The linked share’s SEC file number is 001-04304.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$4.04	$3.03	$4.00
September 28, 2001	$4.09	$3.06	$3.48
December 31, 2001	$4.57	$3.43	$4.37
March 29, 2002	$5.28	$4.20	$5.25
June 28, 2002	$6.22	$5.25	$5.87
September 30, 2002	$5.98	$4.24	$4.48
December 31, 2002	$4.72	$3.88	$4.06
March 31, 2003	$4.09	$3.20	$3.49
June 30, 2003	$4.70	$3.47	$4.45
September 30, 2003	$5.03	$4.20	$4.59
December 31, 2003	$7.96	$4.60	$7.60
March 31, 2004	$8.58	$6.87	$7.96
June 30, 2004	$8.50	$6.30	$8.11
September 30, 2004	$9.94	$7.68	$9.93
December 31, 2004	$13.20	$8.17	$12.64
March 31, 2005	$19.39	$12.03	$16.95
June 30, 2005	$17.60	$11.37	$11.91
September 30, 2005	$17.32	$11.85	$16.87
December 30, 2005	$19.48	$13.54	$18.77
March 31, 2006	$27.33	$18.78	$26.75
June 30, 2006	$31.69	$20.10	$25.70
September 29, 2006	$25.70	$18.41	$20.33
December 29, 2006	$30.00	$19.79	$25.80
March 30, 2007	$32.31	$24.85	$31.35
June 26, 2007*	$36.30	$31.11	$33.12

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMC

Initial price: $33.12

Protection level: 80.00%

Protection price: $26.50

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.193237

Coupon: 11.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.91% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.625%	100.46%
+ 90%	5.625%	90.46%
+ 80%	5.625%	80.46%
+ 70%	5.625%	70.46%
+ 60%	5.625%	60.46%
+ 50%	5.625%	50.46%
+ 40%	5.625%	40.46%
+ 30%	5.625%	30.46%
+ 20%	5.625%	20.46%
+ 10%	5.625%	10.46%
+ 5%	5.625%	5.46%

0%	5.625%	0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	- 4.54%
- 10%	5.625%	- 4.375%	- 9.54%
- 20%	5.625%	-14.375%	-19.54%
- 30%	N/A	-24.375%	-29.54%
- 40%	N/A	-34.375%	-39.54%
- 50%	N/A	-44.375%	-49.54%
- 60%	N/A	-54.375%	-59.54%
- 70%	N/A	-64.375%	-69.54%
- 80%	N/A	-74.375%	-79.54%
- 90%	N/A	-84.375%	-89.54%
- 100%	N/A	-94.375%	-99.54%

Corus Bankshares, Inc.

According to publicly available information, Corus Bankshares, Inc. (the “Company”) is incorporated in Minnesota in 1958, is a bank holding company registered under the Bank Holding Company Act of 1956. The Company provides consumer and corporate banking products and services through its wholly-owned banking subsidiary, Corus Bank, N.A. (the “Bank”). The Company’s other activities include investments in the common stocks of financial industry companies as well as participations in certain of the Bank’s larger commercial real estate loans. The two main business activities for the Bank are commercial real estate lending and deposit gathering. The third, and smaller, business is servicing the check cashing industry.

The linked share’s SEC file number is 000-06136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$15.12	$12.13	$15.06
September 28, 2001	$15.38	$9.80	$11.24
December 31, 2001	$12.49	$10.06	$11.35
March 29, 2002	$12.81	$10.71	$11.88
June 28, 2002	$13.45	$11.10	$11.48
September 30, 2002	$12.23	$10.24	$10.95
December 31, 2002	$11.48	$9.74	$10.92
March 31, 2003	$11.40	$9.83	$9.98
June 30, 2003	$12.67	$9.95	$12.11
September 30, 2003	$13.65	$11.88	$13.38
December 31, 2003	$16.28	$13.46	$15.78
March 31, 2004	$20.63	$15.62	$20.15
June 30, 2004	$20.60	$18.25	$20.56
September 30, 2004	$22.96	$19.63	$21.57
December 31, 2004	$25.25	$21.38	$24.01
March 31, 2005	$26.25	$21.52	$23.85
June 30, 2005	$28.67	$22.70	$27.75
September 30, 2005	$32.62	$26.65	$27.42
December 30, 2005	$30.12	$24.12	$28.14
March 31, 2006	$32.77	$27.49	$29.72
June 30, 2006	$33.74	$25.04	$26.18
September 29, 2006	$27.00	$20.04	$22.36
December 29, 2006	$25.29	$19.76	$23.07
March 30, 2007	$24.72	$15.62	$17.06
June 26, 2007*	$19.50	$15.85	$17.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CORS

Initial price: $17.07

Protection level: 75.00%

Protection price: $12.80

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.582308

Coupon: 15.75% per annum

Maturity: December 27, 2007

Dividend yield: 5.86% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	7.875%	102.93%
+ 90%	7.875%	92.93%
+ 80%	7.875%	82.93%
+ 70%	7.875%	72.93%
+ 60%	7.875%	62.93%
+ 50%	7.875%	52.93%
+ 40%	7.875%	42.93%
+ 30%	7.875%	32.93%
+ 20%	7.875%	22.93%
+ 10%	7.875%	12.93%
+ 5%	7.875%	7.93%

0%	7.875%	2.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	- 2.07%
- 10%	7.875%	- 2.125%	- 7.07%
- 20%	7.875%	-12.125%	-17.07%
- 30%	N/A	-22.125%	-27.07%
- 40%	N/A	-32.125%	-37.07%
- 50%	N/A	-42.125%	-47.07%
- 60%	N/A	-52.125%	-57.07%
- 70%	N/A	-62.125%	-67.07%
- 80%	N/A	-72.125%	-77.07%
- 90%	N/A	-82.125%	-87.07%
- 100%	N/A	-92.125%	-97.07%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape products and irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$41.75	$34.45	$37.85
September 28, 2001	$45.00	$33.55	$37.61
December 31, 2001	$44.30	$36.60	$43.66
March 29, 2002	$49.97	$41.10	$45.55
June 28, 2002	$48.40	$41.63	$47.90
September 30, 2002	$49.18	$37.50	$45.45
December 31, 2002	$51.60	$41.71	$45.85
March 31, 2003	$47.60	$37.56	$39.26
June 30, 2003	$48.70	$38.82	$45.70
September 30, 2003	$58.55	$44.23	$53.31
December 31, 2003	$67.41	$54.11	$65.05
March 31, 2004	$69.95	$60.00	$69.31
June 30, 2004	$74.93	$62.00	$70.14
September 30, 2004	$69.99	$57.22	$64.55
December 31, 2004	$74.73	$56.76	$74.40
March 31, 2005	$74.25	$65.20	$67.13
June 30, 2005	$69.40	$58.70	$65.49
September 30, 2005	$73.98	$59.85	$61.20
December 30, 2005	$71.00	$57.00	$68.11
March 31, 2006	$80.00	$67.62	$79.05
June 30, 2006	$91.98	$76.42	$83.49
September 29, 2006	$84.97	$66.95	$83.91
December 29, 2006	$101.18	$83.01	$95.07
March 30, 2007	$116.47	$90.23	$108.64
June 26, 2007*	$125.64	$103.17	$120.57

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $120.57

Protection level: 80.00%

Protection price: $96.46

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.293937

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 1.38% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.50%	100.69%
+ 90%	4.50%	90.69%
+ 80%	4.50%	80.69%
+ 70%	4.50%	70.69%
+ 60%	4.50%	60.69%
+ 50%	4.50%	50.69%
+ 40%	4.50%	40.69%
+ 30%	4.50%	30.69%
+ 20%	4.50%	20.69%
+ 10%	4.50%	10.69%
+ 5%	4.50%	5.69%

0%	4.50%	0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 4.31%
- 10%	4.50%	- 5.50%	- 9.31%
- 20%	4.50%	-15.50%	-19.31%
- 30%	N/A	-25.50%	-29.31%
- 40%	N/A	-35.50%	-39.31%
- 50%	N/A	-45.50%	-49.31%
- 60%	N/A	-55.50%	-59.31%
- 70%	N/A	-65.50%	-69.31%
- 80%	N/A	-75.50%	-79.31%
- 90%	N/A	-85.50%	-89.31%
- 100%	N/A	-95.50%	-99.31%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$44.74	$32.15	$33.05
September 28, 2001	$33.79	$22.83	$25.22
December 31, 2001	$31.59	$23.67	$30.40
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 26, 2007*	$107.29	$80.63	$100.50

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $100.50

Protection level: 80.00%

Protection price: $80.40

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.950249

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 4.48% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.50%	102.24%
+ 90%	4.50%	92.24%
+ 80%	4.50%	82.24%
+ 70%	4.50%	72.24%
+ 60%	4.50%	62.24%
+ 50%	4.50%	52.24%
+ 40%	4.50%	42.24%
+ 30%	4.50%	32.24%
+ 20%	4.50%	22.24%
+ 10%	4.50%	12.24%
+ 5%	4.50%	7.24%

0%	4.50%	2.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 2.76%
- 10%	4.50%	- 5.50%	- 7.76%
- 20%	4.50%	-15.50%	-17.76%
- 30%	N/A	-25.50%	-27.76%
- 40%	N/A	-35.50%	-37.76%
- 50%	N/A	-45.50%	-47.76%
- 60%	N/A	-55.50%	-57.76%
- 70%	N/A	-65.50%	-67.76%
- 80%	N/A	-75.50%	-77.76%
- 90%	N/A	-85.50%	-87.76%
-100%	N/A	-95.50%	-97.76%

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The company also owns properties in West Africa and Egypt that the Company intends to sell in 2007. In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 26, 2007*	$83.92	$69.30	$76.49

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $76.49

Protection level: 85.00%

Protection price: $65.02

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.073604

Coupon: 9.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.66% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.33%
+ 90%	4.625%	90.33%
+ 80%	4.625%	80.33%
+ 70%	4.625%	70.33%
+ 60%	4.625%	60.33%
+ 50%	4.625%	50.33%
+ 40%	4.625%	40.33%
+ 30%	4.625%	30.33%
+ 20%	4.625%	20.33%
+ 10%	4.625%	10.33%
+ 5%	4.625%	5.33%

0%	4.625%	0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	- 0.375%	- 4.67%
- 10%	4.625%	- 5.375%	- 9.67%
- 20%	N/A	-15.375%	-19.67%
- 30%	N/A	-25.375%	-29.67%
- 40%	N/A	-35.375%	-39.67%
- 50%	N/A	-45.375%	-49.67%
- 60%	N/A	-55.375%	-59.67%
- 70%	N/A	-65.375%	-69.67%
- 80%	N/A	-75.375%	-79.67%
- 90%	N/A	-85.375%	-89.67%
-100%	N/A	-95.375%	-99.67%

Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities and includes the Company’s activities in the areas of autoimmune diseases, neurodegenerative diseases, and the Company’s specialty business group.

EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$65.00	$47.85	$61.00
September 28, 2001	$62.85	$41.55	$48.45
December 31, 2001	$52.00	$39.35	$45.06
March 29, 2002	$45.18	$12.12	$13.91
June 28, 2002	$13.97	$5.30	$5.47
September 30, 2002	$5.65	$1.32	$1.93
December 31, 2002	$3.09	$1.04	$2.46
March 31, 2003	$4.95	$2.25	$2.79
June 30, 2003	$9.00	$2.70	$5.64
September 30, 2003	$6.46	$4.05	$5.29
December 31, 2003	$7.06	$4.73	$6.89
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 26, 2007*	$22.40	$13.31	$22.00

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $22.00

Protection level: 75.00%

Protection price: $16.50

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.454545

Coupon: 19.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.75%	100.00%
+ 90%	9.75%	90.00%
+ 80%	9.75%	80.00%
+ 70%	9.75%	70.00%
+ 60%	9.75%	60.00%
+ 50%	9.75%	50.00%
+ 40%	9.75%	40.00%
+ 30%	9.75%	30.00%
+ 20%	9.75%	20.00%
+ 10%	9.75%	10.00%
+ 5%	9.75%	5.00%

0%	9.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	- 5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
-100%	N/A	-90.25%	-100.00%

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbontm technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 000-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$15.00	$8.17	$9.60
September 28, 2001	$11.00	$3.25	$3.55
December 31, 2001	$3.90	$1.90	$3.40
March 29, 2002	$4.79	$2.06	$3.06
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.00	$1.61
June 30, 2003	$1.98	$1.26	$1.34
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.68
March 31, 2004	$2.80	$1.65	$2.43
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 26, 2007*	$13.21	$8.11	$8.64

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESLR

Initial price: $8.64

Protection level: 75.00%

Protection price: $6.48

Physical delivery amount: 115 ($1,000/Initial price)

Fractional shares: 0.740741

Coupon: 19.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.625%	100.00%
+ 90%	9.625%	90.00%
+ 80%	9.625%	80.00%
+ 70%	9.625%	70.00%
+ 60%	9.625%	60.00%
+ 50%	9.625%	50.00%
+ 40%	9.625%	40.00%
+ 30%	9.625%	30.00%
+ 20%	9.625%	20.00%
+ 10%	9.625%	10.00%
+ 5%	9.625%	5.00%

0%	9.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.625%	4.625%	- 5.00%
- 10%	9.625%	- 0.375%	- 10.00%
- 20%	9.625%	-10.375%	- 20.00%
- 30%	N/A	-20.375%	- 30.00%
- 40%	N/A	-30.375%	- 40.00%
- 50%	N/A	-40.375%	- 50.00%
- 60%	N/A	-50.375%	- 60.00%
- 70%	N/A	-60.375%	- 70.00%
- 80%	N/A	-70.375%	- 80.00%
- 90%	N/A	-80.375%	- 90.00%
-100%	N/A	-90.375%	-100.00%

Grant Prideco, Inc.

According to publicly available information, Grant Prideco, Inc. (the “Company”) is a leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology and specialty tools, manufacturing, sales and service; and a leading provider of high-performance engineered connections and premium tubular products and services. The Company’s drill stem and drill bit products are used to drill oil and gas wells while its tubular technology and services are primarily used in drilling and completing oil and gas wells. The Company’s customers include oil and gas drilling contractors; North American oil country tubular goods distributors; major, independent and state-owned oil and gas companies; and other oilfield service companies.

The Company is a Delaware corporation formed in 1990.

The linked share’s SEC file number is 001-15423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$24.20	$15.10	$17.49
September 28, 2001	$17.59	$5.25	$6.09
December 31, 2001	$11.50	$5.30	$11.50
March 29, 2002	$14.20	$8.30	$13.68
June 28, 2002	$16.94	$12.95	$13.60
September 30, 2002	$14.25	$8.28	$8.54
December 31, 2002	$12.33	$8.14	$11.64
March 31, 2003	$12.81	$9.77	$12.06
June 30, 2003	$14.87	$10.75	$11.75
September 30, 2003	$12.26	$10.00	$10.19
December 31, 2003	$13.68	$10.01	$13.02
March 31, 2004	$15.83	$12.87	$15.50
June 30, 2004	$18.56	$14.44	$18.46
September 30, 2004	$20.91	$16.82	$20.49
December 31, 2004	$22.31	$18.83	$20.05
March 31, 2005	$25.50	$17.83	$24.16
June 30, 2005	$27.47	$21.41	$26.45
September 30, 2005	$41.49	$26.58	$40.65
December 30, 2005	$47.82	$32.38	$44.12
March 31, 2006	$51.47	$35.72	$42.84
June 30, 2006	$55.42	$39.70	$44.75
September 29, 2006	$48.33	$34.32	$38.03
December 29, 2006	$45.32	$33.11	$39.77
March 30, 2007	$50.71	$35.61	$49.84
June 26, 2007*	$59.99	$48.54	$54.51

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRP

Initial price: $54.51

Protection level: 80.00%

Protection price: $43.61

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.345258

Coupon: 11.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.75%	100.00%
+ 90%	5.75%	90.00%
+ 80%	5.75%	80.00%
+ 70%	5.75%	70.00%
+ 60%	5.75%	60.00%
+ 50%	5.75%	50.00%
+ 40%	5.75%	40.00%
+ 30%	5.75%	30.00%
+ 20%	5.75%	20.00%
+ 10%	5.75%	10.00%
+ 5%	5.75%	5.00%

0%	5.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	- 4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

Humana, Inc.

According to publicly available information, Humana, Inc. (the “Company”) is a publicly traded health benefits company with 2006 revenues of $21.4 billion. The Company offers coordinated health insurance coverage and related services through a variety of traditional and consumer choice plans for government-sponsored programs, employer groups and individuals. The Company’s business is managed in two segments: Government and Commercial. The Government segment consists of members enrolled in government-sponsored programs, and includes three lines of business: Medicare Advantage, TRICARE and Medicaid. The Commercial segment consists of members enrolled in products marketed to employer groups and individuals, and includes two lines of business: medical (fully and self insured) and specialty. The Company was organized as a Delaware corporation in 1964 and is headquartered in Louisville, Kentucky.

The linked share’s SEC file number is 1-5975.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$10.90	$8.38	$9.85
September 28, 2001	$12.41	$9.18	$12.06
December 31, 2001	$13.20	$9.95	$11.79
March 29, 2002	$13.74	$11.27	$13.53
June 28, 2002	$17.30	$13.05	$15.63
September 30, 2002	$15.68	$11.20	$12.40
December 31, 2002	$14.60	$9.78	$10.00
March 31, 2003	$10.86	$8.68	$9.60
June 30, 2003	$16.04	$9.05	$15.10
September 30, 2003	$18.53	$15.05	$18.05
December 31, 2003	$23.38	$18.01	$22.85
March 31, 2004	$24.02	$18.72	$19.02
June 30, 2004	$19.65	$15.21	$16.90
September 30, 2004	$20.10	$15.51	$19.98
December 31, 2004	$31.00	$17.08	$29.69
March 31, 2005	$35.60	$28.92	$31.94
June 30, 2005	$40.00	$30.64	$39.74
September 30, 2005	$50.90	$37.20	$47.88
December 30, 2005	$55.69	$41.60	$54.33
March 31, 2006	$58.26	$48.55	$52.65
June 30, 2006	$53.99	$41.08	$53.70
September 29, 2006	$68.24	$50.92	$66.09
December 29, 2006	$68.22	$51.17	$55.31
March 30, 2007	$63.52	$51.40	$58.02
June 26, 2007*	$66.50	$58.00	$61.23

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HUM

Initial price: $61.23

Protection level: 80.00%

Protection price: $48.98

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.331863

Coupon: 10.00% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	5.00%	100.00%
+ 90%	5.00%	90.00%
+ 80%	5.00%	80.00%
+ 70%	5.00%	70.00%
+ 60%	5.00%	60.00%
+ 50%	5.00%	50.00%
+ 40%	5.00%	40.00%
+ 30%	5.00%	30.00%
+ 20%	5.00%	20.00%
+ 10%	5.00%	10.00%
+ 5%	5.00%	5.00%

0%	5.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	- 5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

IndyMac Bancorp, Inc.

According to publicly available information, IndyMac Bancorp, Inc. (the “Company”) is the holding company for IndyMac Bank, F.S.B., a $29 billion hybrid thrift/mortgage bank, headquartered in Pasadena, California (“Indymac Bank”). IndyMac Bank, operating as a hybrid thrift/mortgage banker, provides financing for the acquisition, development, and improvement of single-family homes. The Company also provides financing secured by single-family homes and other banking products. The Company facilitates the acquisition, development, and improvement of single-family homes through its e-MITS(R) (Electronic Mortgage Information and Transaction System) platform that automates underwriting, risk-based pricing and rate locking on a nationwide basis via the Internet at the point of sale.

The linked share’s SEC file number is 1-8972.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$30.00	$21.69	$26.80
September 28, 2001	$28.92	$21.37	$27.11
December 31, 2001	$28.95	$20.00	$23.38
March 29, 2002	$25.95	$21.97	$24.70
June 28, 2002	$26.89	$22.16	$22.68
September 30, 2002	$23.85	$17.65	$19.27
December 31, 2002	$20.20	$16.14	$18.49
March 31, 2003	$20.51	$17.65	$19.45
June 30, 2003	$26.94	$19.00	$25.42
September 30, 2003	$27.33	$21.17	$23.17
December 31, 2003	$31.97	$23.20	$29.79
March 31, 2004	$36.86	$29.30	$36.29
June 30, 2004	$37.44	$29.21	$31.60
September 30, 2004	$37.01	$30.83	$36.20
December 31, 2004	$38.10	$30.90	$34.45
March 31, 2005	$39.15	$32.84	$34.00
June 30, 2005	$43.44	$33.04	$40.73
September 30, 2005	$46.25	$37.46	$39.58
December 30, 2005	$40.50	$34.41	$39.02
March 31, 2006	$43.24	$37.71	$40.93
June 30, 2006	$50.50	$40.44	$45.85
September 29, 2006	$47.24	$37.15	$41.16
December 29, 2006	$48.14	$40.35	$45.16
March 30, 2007	$45.78	$26.28	$32.05
June 26, 2007*	$37.50	$28.37	$31.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IMB

Initial price: $31.28

Protection level: 80.00%

Protection price: $25.02

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.969309

Coupon: 17.25% per annum

Maturity: December 27, 2007

Dividend yield: 6.33% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.625%	103.17%
+ 90%	8.625%	93.17%
+ 80%	8.625%	83.17%
+ 70%	8.625%	73.17%
+ 60%	8.625%	63.17%
+ 50%	8.625%	53.17%
+ 40%	8.625%	43.17%
+ 30%	8.625%	33.17%
+ 20%	8.625%	23.17%
+ 10%	8.625%	13.17%
+ 5%	8.625%	8.17%

0%	8.625%	3.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-1.83%
- 10%	8.625%	- 1.375%	-6.83%
- 20%	8.625%	-11.375%	-16.83%
- 30%	N/A	-21.375%	-26.83%
- 40%	N/A	-31.375%	-36.83%
- 50%	N/A	-41.375%	-46.83%
- 60%	N/A	-51.375%	-56.83%
- 70%	N/A	-61.375%	-66.83%
- 80%	N/A	-71.375%	-76.83%
- 90%	N/A	-81.375%	-86.83%
- 100%	N/A	-91.375%	-96.83%

24

US Airways Group, Inc.

According to publicly available information, US Airways Group, Inc. (the “Company”) a Delaware corporation, is a holding company formed in 1982 and whose origins trace back to the formation of All American Aviation in 1939. The Company’s principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. The Company’s telephone number is (480) 693-0800, and its internet address is www.usairways.com. The Company’s primary business activity is the operation of a major network air carrier, through its ownership of the common stock of America West Holdings and its wholly owned subsidiary AWA; US Airways; Piedmont Airlines, Inc.; PSA Airlines, Inc.; Material Services Company, Inc.; and Airways Assurance Limited.

The Company had approximately 36 million passengers boarding its planes in 2006. As of December 31, 2006, the Company operated 226 jet aircraft. During 2006, the Company provided regularly scheduled service or seasonal service at 85 airports in the continental United States, Canada, the Caribbean, Latin America and Europe. As of December 31, 2006, the US Airways Express network served 133 airports in the United States, Canada and the Bahamas, including approximately 40 airports also served by US Airways. During 2006, US Airways Express air carriers had approximately 20 million passengers boarding its planes. Passenger revenues accounted for approximately 90% of the Company’s operating revenues in each of the three years ended December 31, 2006, 2005 and 2004. Cargo revenues and other sources accounted for approximately 10% of the Company’s operating revenues in 2006, 2005 and 2004.

The linked share’s SEC file number is 001-08444.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	$21.40	$19.29	$21.01
December 30, 2005	$38.80	$20.85	$37.14
March 31, 2006	$40.60	$28.30	$40.00
June 30, 2006	$52.15	$36.19	$50.54
September 29, 2006	$56.41	$36.80	$44.33
December 29, 2006	$63.27	$43.87	$53.85
March 30, 2007	$62.50	$44.01	$45.48
June 26, 2007*	$48.30	$26.78	$28.26

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LCC

Initial price: $28.26

Protection level: 70.00%

Protection price: $19.78

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.385704

Coupon: 14.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	7.375%	100.00%
+ 90%	7.375%	90.00%
+ 80%	7.375%	80.00%
+ 70%	7.375%	70.00%
+ 60%	7.375%	60.00%
+ 50%	7.375%	50.00%
+ 40%	7.375%	40.00%
+ 30%	7.375%	30.00%
+ 20%	7.375%	20.00%
+ 10%	7.375%	10.00%
+ 5%	7.375%	5.00%

0%	7.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	- 2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

Noble Energy, Inc.

According to publicly available information, Noble Energy, Inc. (the “Company”) is a Delaware corporation, formed in 1969, that has been publicly traded on the New York Stock Exchange since 1980. The Company is an independent energy company that has been engaged in the exploration, development, production and marketing of crude oil and natural gas since 1932. Exploration activities include geophysical and geological evaluation and exploratory drilling on properties for which the Company has exploration rights. The Company operates throughout major basins in the U.S. including Colorado’s Wattenberg field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the Gulf of Mexico. In addition, we conduct business internationally in West Africa (Equatorial Guinea and Cameroon), the Mediterranean Sea, Ecuador, the North Sea, China, Argentina, and Suriname.

The linked share’s SEC file number is 001-07964.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$22.60	$17.13	$17.68
September 28, 2001	$19.10	$13.75	$15.50
December 31, 2001	$20.00	$15.00	$17.65
March 29, 2002	$20.00	$15.38	$19.53
June 28, 2002	$20.38	$17.35	$18.03
September 30, 2002	$18.17	$13.33	$16.99
December 31, 2002	$20.25	$15.78	$18.78
March 31, 2003	$19.31	$16.54	$17.15
June 30, 2003	$20.01	$16.19	$18.90
September 30, 2003	$20.00	$17.69	$19.15
December 31, 2003	$23.00	$18.74	$22.22
March 31, 2004	$24.24	$21.33	$23.55
June 30, 2004	$26.03	$21.81	$25.50
September 30, 2004	$29.41	$24.49	$29.12
December 31, 2004	$32.30	$28.31	$30.83
March 31, 2005	$35.30	$27.78	$34.01
June 30, 2005	$39.44	$31.30	$37.83
September 30, 2005	$47.85	$37.88	$46.90
December 30, 2005	$47.93	$35.20	$40.30
March 31, 2006	$46.91	$38.46	$43.92
June 30, 2006	$49.32	$36.14	$46.86
September 29, 2006	$51.71	$41.80	$45.59
December 29, 2006	$54.64	$41.77	$49.07
March 30, 2007	$61.60	$46.04	$59.65
June 26, 2007*	$65.71	$58.39	$60.72

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBL

Initial price: $60.72

Protection level: 85.00%

Protection price: $51.61

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.469038

Coupon: 9.15% per annum

Maturity: December 27, 2007

Dividend yield: 0.57% per annum

Coupon amount per monthly: $7.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.575%	100.29%
+ 90%	4.575%	90.29%
+ 80%	4.575%	80.29%
+ 70%	4.575%	70.29%
+ 60%	4.575%	60.29%
+ 50%	4.575%	50.29%
+ 40%	4.575%	40.29%
+ 30%	4.575%	30.29%
+ 20%	4.575%	20.29%
+ 10%	4.575%	10.29%
+ 5%	4.575%	5.29%
0%	4.575%	0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.575%	- 0.425%	- 4.71%
- 10%	4.575%	- 5.425%	- 9.71%
- 20%	N/A	-15.425%	-19.71%
- 30%	N/A	-25.425%	-29.71%
- 40%	N/A	-35.425%	-39.71%
- 50%	N/A	-45.425%	-49.71%
- 60%	N/A	-55.425%	-59.71%
- 70%	N/A	-65.425%	-69.71%
- 80%	N/A	-75.425%	-79.71%
- 90%	N/A	-85.425%	-89.71%
- 100%	N/A	-95.425%	-99.71%

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with almost 600 land drilling rigs. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa. The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 585 land workover and well-servicing rigs in the United States, primarily in the southwestern and western United States, and approximately 215 land workover and well-servicing rigs in Canada. The Company is a leading provider of offshore platform workover and drilling rigs, and owns 43 platform, 21 jack-up units and three barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 50% ownership interest in a joint venture in Saudi Arabia, which owns 18 rigs.

The Company also offers a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in selected domestic and international markets. The Company time charters a fleet of 29 marine transportation and supply vessels, which provide transportation of drilling materials, supplies and crews for offshore operations. During the first quarter of 2006, the Company began to offer logistics services for onshore drilling and well-servicing operations in Canada using helicopters and fixed-winged aircraft purchased from Airborne Energy Solutions Ltd. The Company manufactures and leases or sells top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, and rig reporting software. The Company has also made selective investments in oil and gas exploration, development and production activities.

The linked share’s SEC file number is 001-32657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 26, 2007*	$36.42	$29.59	$33.70

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $33.70

Protection level: 80.00%

Protection price: $26.96

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.673591

Coupon: 9.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.00%
+ 90%	4.75%	90.00%
+ 80%	4.75%	80.00%
+ 70%	4.75%	70.00%
+ 60%	4.75%	60.00%
+ 50%	4.75%	50.00%
+ 40%	4.75%	40.00%
+ 30%	4.75%	30.00%
+ 20%	4.75%	20.00%
+ 10%	4.75%	10.00%
+ 5%	4.75%	5.00%

0%	4.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	- 0.25%	- 5.00%
- 10%	4.75%	- 5.25%	- 10.00%
- 20%	4.75%	-15.25%	- 20.00%
- 30%	N/A	-25.25%	- 30.00%
- 40%	N/A	-35.25%	- 40.00%
- 50%	N/A	-45.25%	- 50.00%
- 60%	N/A	-55.25%	- 60.00%
- 70%	N/A	-65.25%	- 70.00%
- 80%	N/A	-75.25%	- 80.00%
- 90%	N/A	-85.25%	- 90.00%
-100%	N/A	-95.25%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$50.01	$30.87	$32.75
September 28, 2001	$33.75	$20.80	$24.00
December 31, 2001	$35.62	$22.85	$34.04
March 29, 2002	$41.99	$28.19	$41.39
June 28, 2002	$45.95	$37.50	$38.60
September 30, 2002	$39.00	$27.00	$31.00
December 31, 2002	$37.87	$29.30	$35.15
March 31, 2003	$38.40	$31.18	$31.42
June 30, 2003	$37.80	$30.46	$34.30
September 30, 2003	$36.61	$31.95	$33.99
December 31, 2003	$37.46	$32.75	$35.78
March 31, 2004	$42.90	$35.00	$38.42
June 30, 2004	$39.69	$33.53	$37.89
September 30, 2004	$46.48	$35.32	$44.95
December 31, 2004	$50.54	$42.77	$49.74
March 31, 2005	$59.09	$47.04	$56.21
June 30, 2005	$64.60	$48.82	$61.51
September 30, 2005	$72.72	$59.86	$68.46
December 30, 2005	$75.63	$57.14	$70.54
March 31, 2006	$84.95	$69.06	$81.10
June 30, 2006	$86.16	$62.47	$74.42
September 29, 2006	$77.26	$60.92	$64.18
December 29, 2006	$82.31	$58.51	$76.15
March 30, 2007	$81.55	$67.61	$78.68
June 26, 2007*	$98.82	$78.39	$95.59

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $95.59

Protection level: 80.00%

Protection price: $76.47

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.461345

Coupon: 9.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.17% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.75%	100.09%
+ 90%	4.75%	90.09%
+ 80%	4.75%	80.09%
+ 70%	4.75%	70.09%
+ 60%	4.75%	60.09%
+ 50%	4.75%	50.09%
+ 40%	4.75%	40.09%
+ 30%	4.75%	30.09%
+ 20%	4.75%	20.09%
+ 10%	4.75%	10.09%
+ 5%	4.75%	5.09%

0%	4.75%	0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	- 0.25%	- 4.91%
- 10%	4.75%	- 5.25%	- 9.91%
- 20%	4.75%	-15.25%	-19.91%
- 30%	N/A	-25.25%	-29.91%
- 40%	N/A	-35.25%	-39.91%
- 50%	N/A	-45.25%	-49.91%
- 60%	N/A	-55.25%	-59.91%
- 70%	N/A	-65.25%	-69.91%
- 80%	N/A	-75.25%	-79.91%
- 90%	N/A	-85.25%	-89.91%
- 100%	N/A	-95.25%	-99.91%

Parker Drilling Company

According to publicly available information, Parker Drilling Company together with its subsidiaries (the “Company”) is a leading worldwide provider of contract drilling and drilling-related services. Since beginning operations in 1934, the Company has operated in 53 foreign countries and the United States. Its revenues are derived from three segments: U.S. barge and land drilling, international land drilling and offshore barge drilling, and drilling-related rental tools.

The Company also provides project management services (labor, maintenance, logistics, etc.) for operators who own their own drilling rigs and who choose to rely upon the Company’s technical expertise.

The linked share’s SEC file number is 001-07573.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$7.40	$5.23	$6.50
September 28, 2001	$6.25	$2.25	$3.08
December 31, 2001	$4.06	$2.70	$3.69
March 29, 2002	$4.81	$3.10	$4.43
June 28, 2002	$4.74	$2.95	$3.27
September 30, 2002	$3.48	$1.40	$2.20
December 31, 2002	$2.65	$1.73	$2.22
March 31, 2003	$2.55	$1.91	$2.37
June 30, 2003	$3.10	$1.83	$2.91
September 30, 2003	$3.15	$1.65	$2.36
December 31, 2003	$2.92	$2.22	$2.55
March 31, 2004	$4.49	$2.55	$4.17
June 30, 2004	$4.14	$2.65	$3.82
September 30, 2004	$4.02	$2.97	$3.67
December 31, 2004	$4.41	$3.56	$3.93
March 31, 2005	$6.15	$3.75	$5.75
June 30, 2005	$7.21	$4.52	$7.01
September 30, 2005	$9.45	$6.80	$9.27
December 30, 2005	$11.82	$7.42	$10.83
March 31, 2006	$12.44	$8.08	$9.27
June 30, 2006	$9.84	$6.11	$7.18
September 29, 2006	$7.64	$6.25	$7.08
December 29, 2006	$10.05	$6.50	$8.17
March 30, 2007	$9.75	$7.50	$9.39
June 26, 2007*	$12.10	$9.40	$10.67

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PKD

Initial price: $10.67

Protection level: 75.00%

Protection price: $8.00

Physical delivery amount: 93 ($1,000/Initial price)

Fractional shares: 0.720712

Coupon: 15.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	7.75%	100.00%
+ 90%	7.75%	90.00%
+ 80%	7.75%	80.00%
+ 70%	7.75%	70.00%
+ 60%	7.75%	60.00%
+ 50%	7.75%	50.00%
+ 40%	7.75%	40.00%
+ 30%	7.75%	30.00%
+ 20%	7.75%	20.00%
+ 10%	7.75%	10.00%
+ 5%	7.75%	5.00%

0%	7.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	- 5.00%
- 10%	7.75%	- 2.25%	- 10.00%
- 20%	7.75%	-12.25%	- 20.00%
- 30%	N/A	-22.25%	- 30.00%
- 40%	N/A	-32.25%	- 40.00%
- 50%	N/A	-42.25%	- 50.00%
- 60%	N/A	-52.25%	- 60.00%
- 70%	N/A	-62.25%	- 70.00%
- 80%	N/A	-72.25%	- 80.00%
- 90%	N/A	-82.25%	- 90.00%
-100%	N/A	-92.25%	-100.00%

Transocean Inc.

According to publicly available information, Transocean Inc. (the “Company”) is an international provider of offshore contract drilling services for oil and gas wells. As of February 2, 2007, the Company owned, had partial ownership interests in or operated 82 mobile offshore drilling units. As of this date, the Company fleet included 33 High-Specification semisubmersibles and drillships (“High-Specification Floaters”), 20 Other Floaters, 25 Jackups and four Other Rigs. The Company also has three High-Specification Floaters under construction. The Company primary business is to contract drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. The Company also provides additional services, including integrated services.

The linked share’s SEC file number is 333-75899.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$57.64	$40.37	$41.25
September 28, 2001	$41.98	$23.10	$26.40
December 31, 2001	$34.22	$24.20	$33.82
March 29, 2002	$34.65	$26.51	$33.23
June 28, 2002	$39.33	$30.00	$31.15
September 30, 2002	$31.75	$19.60	$20.80
December 31, 2002	$25.89	$18.10	$23.20
March 31, 2003	$24.36	$19.87	$20.45
June 30, 2003	$25.86	$18.40	$21.97
September 30, 2003	$22.40	$18.52	$20.00
December 31, 2003	$24.85	$18.55	$24.01
March 31, 2004	$31.94	$23.10	$27.89
June 30, 2004	$29.27	$25.06	$28.94
September 30, 2004	$36.21	$25.94	$35.78
December 31, 2004	$43.20	$33.75	$42.39
March 31, 2005	$51.89	$39.79	$51.46
June 30, 2005	$58.16	$43.20	$53.97
September 30, 2005	$63.11	$53.52	$61.31
December 30, 2005	$70.93	$52.37	$69.69
March 31, 2006	$84.28	$70.05	$80.30
June 30, 2006	$90.16	$70.77	$80.32
September 29, 2006	$81.63	$64.52	$73.23
December 29, 2006	$84.22	$65.58	$80.89
March 30, 2007	$83.20	$72.47	$81.70
June 26, 2007*	$109.20	$80.59	$104.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $104.28

Protection level: 85.00%

Protection price: $88.64

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.589567

Coupon: 9.25% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.625%	100.00%
+ 90%	4.625%	90.00%
+ 80%	4.625%	80.00%
+ 70%	4.625%	70.00%
+ 60%	4.625%	60.00%
+ 50%	4.625%	50.00%
+ 40%	4.625%	40.00%
+ 30%	4.625%	30.00%
+ 20%	4.625%	20.00%
+ 10%	4.625%	10.00%
+ 5%	4.625%	5.00%

0%	4.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	- 0.375%	- 5.00%
- 10%	4.625%	- 5.375%	-10.00%
- 20%	N/A	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

SiRF Technology Holdings, Inc.

According to publicly available information, SiRF Technology Holdings, Inc. (the “Company”) is a leading supplier of Global Positioning System, or GPS, based location technology solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use GPS, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world.

The linked share’s SEC file number is 000-50669.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
March 30, 2007	$34.15	$23.29	$27.76
June 26, 2007*	$29.45	$20.36	$20.92

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SIRF

Initial price: $20.92

Protection level: 70.00%

Protection price: $14.64

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.801147

Coupon: 15.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	7.875%	100.00%
+ 90%	7.875%	90.00%
+ 80%	7.875%	80.00%
+ 70%	7.875%	70.00%
+ 60%	7.875%	60.00%
+ 50%	7.875%	50.00%
+ 40%	7.875%	40.00%
+ 30%	7.875%	30.00%
+ 20%	7.875%	20.00%
+ 10%	7.875%	10.00%
+ 5%	7.875%	5.00%

0%	7.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	- 5.00%
- 10%	7.875%	- 2.125%	-10.00%
- 20%	7.875%	-12.125%	-20.00%
- 30%	7.875%	-22.125%	-30.00%
- 40%	N/A	-32.125%	-40.00%
- 50%	N/A	-42.125%	-50.00%
- 60%	N/A	-52.125%	-60.00%
- 70%	N/A	-62.125%	-70.00%
- 80%	N/A	-72.125%	-80.00%
- 90%	N/A	-82.125%	-90.00%
- 100%	N/A	-92.125%	-100.00%

Saks Incorporated

According to publicly available information, Saks Incorporated (the “Company”) is a Tennessee corporation first incorporated in 1919. The Company’s subsidiaries consist of Saks Fifth Avenue (“SFA”), Off Fifth and Club Libby Lu (“CLL”).

SFA stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls, and the stores typically offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Off Fifth is intended to be the premier luxury off-price retailer in the United States and provides an outlet for the sale of end-of-season clearance merchandise. Off Fifth stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes, accessories, cosmetics and decorative home furnishings, targeting the value-conscious customer. CLL consists of mall-based specialty stores, targeting girls aged 4-12 years old. As of February 3, 2007, the Company operated 54 SFA stores with 6.0 million square feet, 49 Off 5th units with 1.4 million square feet, and 87 CLL specialty stores, which includes 62 standalone stores and 25 store-in-stores in the former SDSG businesses, with 0.1 million square feet. CLL revenues totaled approximately $52 million in 2006.

The linked share’s SEC file number is 001-13113.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.29	$9.60	$9.60
September 28, 2001	$11.30	$4.60	$5.00
December 31, 2001	$10.33	$4.63	$9.34
March 29, 2002	$14.37	$8.95	$13.15
June 28, 2002	$15.75	$11.92	$12.84
September 30, 2002	$13.03	$8.55	$10.53
December 31, 2002	$14.17	$8.85	$11.74
March 31, 2003	$12.24	$6.66	$7.69
June 30, 2003	$9.99	$7.26	$9.70
September 30, 2003	$12.92	$9.63	$11.53
December 31, 2003	$15.81	$11.50	$15.04
March 31, 2004	$17.88	$14.60	$17.60
June 30, 2004	$17.92	$13.70	$15.00
September 30, 2004	$15.01	$11.67	$12.05
December 31, 2004	$15.00	$11.71	$14.51
March 31, 2005	$18.20	$13.41	$18.05
June 30, 2005	$19.27	$16.46	$18.97
September 30, 2005	$24.58	$17.76	$18.50
December 30, 2005	$18.88	$15.73	$16.86
March 31, 2006	$20.48	$16.45	$19.30
June 30, 2006	$20.59	$15.04	$16.17
September 29, 2006	$17.47	$14.10	$17.28
December 29, 2006	$21.00	$16.46	$17.82
March 30, 2007	$21.17	$17.43	$20.84
June 26, 2007*	$23.25	$19.00	$20.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SKS

Initial price: $20.98

Protection level: 85.00%

Protection price: $17.83

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.664442

Coupon: 9.50% per annum

Maturity: December 27, 2007

Dividend yield: 19.07% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.75%	109.54%
+ 90%	4.75%	99.54%
+ 80%	4.75%	89.54%
+ 70%	4.75%	79.54%
+ 60%	4.75%	69.54%
+ 50%	4.75%	59.54%
+ 40%	4.75%	49.54%
+ 30%	4.75%	39.54%
+ 20%	4.75%	29.54%
+ 10%	4.75%	19.54%
+ 5%	4.75%	14.54%

0%	4.75%	9.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	- 0.25%	4.54%
- 10%	4.75%	- 5.25%	- 0.46%
- 20%	N/A	-15.25%	-10.46%
- 30%	N/A	-25.25%	-20.46%
- 40%	N/A	-35.25%	-30.46%
- 50%	N/A	-45.25%	-40.46%
- 60%	N/A	-55.25%	-50.46%
- 70%	N/A	-65.25%	-60.46%
- 80%	N/A	-75.25%	-70.46%
- 90%	N/A	-85.25%	-80.46%
- 100%	N/A	-95.25%	-90.46%

Standard Pacific Corp.

According to publicly available information, Standard Pacific Corp. (the “Company”) is a geographically diversified builder of single-family attached and detached homes. The Company constructs homes within a wide range of prices and sizes targeting a broad range of homebuyers. The Company has operations in major metropolitan markets in California, Florida, Arizona, Texas, the Carolinas, Colorado and Nevada and has built homes for more than 93,000 families during its 41-year history.

In addition to the Company’s core homebuilding operations, it also provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures: Family Lending Services, SPH Home Mortgage, Home First Funding, Universal Land Title of South Florida and SPH Title.

Standard Pacific Corp. was incorporated in the State of Delaware in 1991. Through the Company’s predecessors, it commenced its homebuilding operations in 1966. The Company’s principal executive offices are located at 15326 Alton Parkway, Irvine, California 92618.

The linked share’s SEC file number is 1-10959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$12.03	$7.88	$11.58
September 28, 2001	$13.38	$8.30	$9.76
December 31, 2001	$12.63	$8.67	$12.16
March 29, 2002	$16.23	$11.45	$14.05
June 28, 2002	$17.70	$13.55	$17.54
September 30, 2002	$17.87	$11.23	$11.69
December 31, 2002	$13.13	$9.93	$12.38
March 31, 2003	$13.68	$11.83	$12.76
June 30, 2003	$19.01	$12.63	$16.58
September 30, 2003	$19.40	$15.96	$18.95
December 31, 2003	$25.75	$18.88	$24.28
March 31, 2004	$30.80	$21.81	$30.00
June 30, 2004	$30.40	$22.38	$24.65
September 30, 2004	$28.64	$22.44	$28.19
December 31, 2004	$32.62	$24.77	$32.07
March 31, 2005	$41.19	$29.75	$36.10
June 30, 2005	$45.71	$32.33	$43.98
September 30, 2005	$49.70	$38.18	$41.51
December 30, 2005	$42.56	$34.58	$36.80
March 31, 2006	$43.05	$31.01	$33.62
June 30, 2006	$36.21	$24.20	$25.70
September 29, 2006	$25.88	$20.24	$23.50
December 29, 2006	$28.51	$21.90	$26.79
March 30, 2007	$30.52	$20.44	$20.87
June 26, 2007*	$23.74	$17.93	$18.02

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPF

Initial price: $18.02

Protection level: 75.00%

Protection price: $13.52

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.493896

Coupon: 16.40% per annum

Maturity: December 27, 2007

Dividend yield: 0.89% per annum

Coupon amount per monthly: $13.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.20%	100.45%
+ 90%	8.20%	90.45%
+ 80%	8.20%	80.45%
+ 70%	8.20%	70.45%
+ 60%	8.20%	60.45%
+ 50%	8.20%	50.45%
+ 40%	8.20%	40.45%
+ 30%	8.20%	30.45%
+ 20%	8.20%	20.45%
+ 10%	8.20%	10.45%
+ 5%	8.20%	5.45%

0%	8.20%	0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.20%	3.20%	- 4.55%
- 10%	8.20%	- 1.80%	- 9.55%
- 20%	8.20%	-11.80%	-19.55%
- 30%	N/A	-21.80%	-29.55%
- 40%	N/A	-31.80%	-39.55%
- 50%	N/A	-41.80%	-49.55%
- 60%	N/A	-51.80%	-59.55%
- 70%	N/A	-61.80%	-69.55%
- 80%	N/A	-71.80%	-79.55%
- 90%	N/A	-81.80%	-89.55%
- 100%	N/A	-91.80%	-99.55%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$3.60	$1.69	$2.50
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 26, 2007*	$39.80	$30.55	$31.00

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $31.00

Protection level: 80.00%

Protection price: $24.80

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.258065

Coupon: 17.75% per annum

Maturity: December 27, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.875%	100.00%
+ 90%	8.875%	90.00%
+ 80%	8.875%	80.00%
+ 70%	8.875%	70.00%
+ 60%	8.875%	60.00%
+ 50%	8.875%	50.00%
+ 40%	8.875%	40.00%
+ 30%	8.875%	30.00%
+ 20%	8.875%	20.00%
+ 10%	8.875%	10.00%
+ 5%	8.875%	5.00%

0%	8.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.875%	3.875%	- 5.00%
- 10%	8.875%	- 1.125%	-10.00%
- 20%	8.875%	-11.125%	-20.00%
- 30%	N/A	-21.125%	-30.00%
- 40%	N/A	-31.125%	-40.00%
- 50%	N/A	-41.125%	-50.00%
- 60%	N/A	-51.125%	-60.00%
- 70%	N/A	-61.125%	-70.00%
- 80%	N/A	-71.125%	-80.00%
- 90%	N/A	-81.125%	-90.00%
- 100%	N/A	-91.125%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.13	$8.75	$9.20
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 26, 2007*	$77.89	$63.53	$74.66

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $74.66

Protection level: 80.00%

Protection price: $59.73

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.394053

Coupon: 9.50% per annum

Maturity: December 27, 2007

Dividend yield: 0.54% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.75%	100.27%
+ 90%	4.75%	90.27%
+ 80%	4.75%	80.27%
+ 70%	4.75%	70.27%
+ 60%	4.75%	60.27%
+ 50%	4.75%	50.27%
+ 40%	4.75%	40.27%
+ 30%	4.75%	30.27%
+ 20%	4.75%	20.27%
+ 10%	4.75%	10.27%
+ 5%	4.75%	5.27%

0%	4.75%	0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	- 0.25%	- 4.73%
- 10%	4.75%	- 5.25%	- 9.73%
- 20%	4.75%	-15.25%	-19.73%
- 30%	N/A	-25.25%	-29.73%
- 40%	N/A	-35.25%	-39.73%
- 50%	N/A	-45.25%	-49.73%
- 60%	N/A	-55.25%	-59.73%
- 70%	N/A	-65.25%	-69.73%
- 80%	N/A	-75.25%	-79.73%
- 90%	N/A	-85.25%	-89.73%
- 100%	N/A	-95.25%	-99.73%

Whirlpool Corporation

According to publicly available information, Whirlpool Corporation (the “Company”) manufactures and markets a full line of major appliances and related products, primarily for home use. The Company’s principal products are laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, room air-conditioning equipment, and mixers and other small household appliances.

The Company was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. The Company manufactures products in 12 countries under 14 principal brand names and markets products in nearly every country around the world. As of December 31, 2006, it had approximately 73,000 employees

The linked share’s SEC file number is 001-03932.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$65.50	$48.81	$62.50
September 28, 2001	$71.93	$50.20	$55.35
December 31, 2001	$74.20	$53.25	$73.33
March 29, 2002	$79.80	$61.85	$75.55
June 28, 2002	$78.20	$63.45	$65.36
September 30, 2002	$66.36	$44.79	$45.86
December 31, 2002	$55.22	$39.23	$52.22
March 31, 2003	$57.92	$42.80	$49.03
June 30, 2003	$65.66	$48.49	$63.70
September 30, 2003	$71.95	$62.25	$67.77
December 31, 2003	$73.35	$65.52	$72.65
March 31, 2004	$79.48	$66.60	$68.87
June 30, 2004	$70.98	$61.05	$68.60
September 30, 2004	$68.88	$58.15	$60.09
December 31, 2004	$69.77	$54.53	$69.21
March 31, 2005	$71.25	$61.53	$67.73
June 30, 2005	$74.03	$60.78	$70.11
September 30, 2005	$85.50	$69.01	$75.77
December 30, 2005	$86.52	$67.89	$83.76
March 31, 2006	$96.00	$79.75	$91.47
June 30, 2006	$94.12	$78.12	$82.65
September 29, 2006	$89.64	$74.07	$84.11
December 29, 2006	$90.68	$80.80	$83.02
March 30, 2007	$96.76	$83.23	$84.91
June 26, 2007*	$118.00	$84.17	$111.00

*	High, low and closing prices are for the period starting April 2, 2007 and ending June 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WHR

Initial price: $111.00

Protection level: 80.00%

Protection price: $88.80

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.009009

Coupon: 9.00% per annum

Maturity: December 27, 2007

Dividend yield: 1.55% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.50%	100.78%
+ 90%	4.50%	90.78%
+ 80%	4.50%	80.78%
+ 70%	4.50%	70.78%
+ 60%	4.50%	60.78%
+ 50%	4.50%	50.78%
+ 40%	4.50%	40.78%
+ 30%	4.50%	30.78%
+ 20%	4.50%	20.78%
+ 10%	4.50%	10.78%
+ 5%	4.50%	5.78%

0%	4.50%	0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 4.22%
- 10%	4.50%	- 5.50%	- 9.22%
- 20%	4.50%	-15.50%	-19.22%
- 30%	N/A	-25.50%	-29.22%
- 40%	N/A	-35.50%	-39.22%
- 50%	N/A	-45.50%	-49.22%
- 60%	N/A	-55.50%	-59.22%
- 70%	N/A	-65.50%	-69.22%
- 80%	N/A	-75.50%	-79.22%
- 90%	N/A	-85.50%	-89.22%
- 100%	N/A	-95.50%	-99.22%